                                                                  EXHIBIT 10.20

                                                                    CONFIDENTIAL
                               LICENSE AGREEMENT


        This Agreement is entered into this 25th day of September, 1997 ("Effective Date"), by and between Censtor Corp., a California corporation, with principal offices at 540 North Santa Cruz Ave., Suite 277, Los Gatos, CA 95030 ("Censtor") and TDK Corporation, a Japanese corporation, with principal offices at 1-13-1 Nihonbashi, Chuo-Ku, Tokyo 103, Japan ("TDK").

                                   BACKGROUND

        A. Censtor has developed designs and manufacturing processes for data storage systems and has obtained and is obtaining certain patents relating thereto.

        B. Censtor has granted and is granting licenses to several companies to manufacture and sell products using Censtor Patents.

        C. TDK desires to obtain from Censtor a license to use Censtor Patents in the manufacture of data storage devices.

        D. Censtor desires to grant to TDK such a license on the terms and conditions set forth below.

                                   AGREEMENT

1.      DEFINITIONS.

        1.1 Censtor Patents. "Censtor Patents" shall mean all patents and patent claims in all countries of the world, including utility models, issued or issuing on patent applications entitled to an effective filing date on or before December 31, 1997, including continuations-in-part, which are owned by Censtor or any of its Subsidiaries, including those with respect to which employees or consultants are or were obligated to assign to Censtor, irrespective of whether such assignments have been executed, and shall include any and all rights Censtor has or will have in the invention, and any U.S. or foreign patents or patent claims that result from the invention, described in Exhibit C. Censtor shall provide TDK with a list of such patents which are issued on or before the Effective Date and such patent applications which are filed on or before the Effective Date, which shall be attached to this Agreement as Exhibit A. The absence of any such patent or patent application from said Exhibit A shall not operate to restrict the license granted in this Agreement in any manner. Censtor represents that, to Censtor's present knowledge, Exhibit A includes all patents and patent applications that have or should have been assigned to Censtor by employees or consultants on or before the Effective Date.

        1.2 Licensed Heads. "Licensed Heads" shall mean any instrumentality or aggregate of instrumentalities including a magnetic transducer designed to magnetically read or erase information from, or write information onto, magnetic recording media. Licensed Heads shall include sliders, head gimbal assembly or assemblies (HGA), head stack assembly or assemblies (HSA), or other comparable components or assemblies covered by any valid claim of a Censtor Patent. Licensed Heads shall not include disc drives or other comparable data storage devices.

        1.3 Other Censtor Licensees. "Other Censtor Licensees" shall mean other companies to which Censtor has granted rights to manufacture and sell products using Censtor Patents. Censtor shall provide TDK with a list of such other companies existing on the Effective Date which shall be attached to this Agreement as Exhibit B.

        1.4 Subsidiary. "Subsidiary" shall mean a corporation or other entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled now or hereafter, directly or indirectly, by either party, but such corporation or other entity shall be deemed to be its Subsidiary only so long as such ownership or control exists.

2.      LICENSE TO TDK

        2.1 Grant. Censtor hereby grants to TDK a paid-up, worldwide, non-exclusive, non-transferable (except pursuant to section 7.4) license under Censtor Patents to manufacture, subcontract to have manufactured (subject to the conditions of Section 2.2), use, promote, lease, sell, import and/or otherwise transfer Licensed Heads.

        2.2 Subcontractors. TDK shall have the right to subcontract manufacturing of all or part of Licensed Heads provided that each subcontractor agrees in writing to sell such Licensed Heads solely to TDK.

        2.3 Sublicense Rights. In addition to the subcontracting rights described in Section 2.2, TDK shall have the right to grant sublicenses of the rights granted in Sections 2.1 and 2.2 above only to TDK Subsidiaries; provided, that (i) TDK shall cause each TDK Subsidiary to agree to be bound by the terms and conditions of this Agreement, excluding the provisions of this Section 2.3 and (ii) such sublicense will terminate upon termination of this Agreement for any reason. TDK hereby guarantees the performance by each TDK sublicensed Subsidiary of all obligations contained herein.

        2.4 Customer Non-Assertion. Censtor agrees not to assert against any customer, direct or indirect, of TDK, or its sublicensed Subsidiaries hereunder, any claims of infringement of any of the Censtor Patents with respect to such customer's data storage devices incorporating Licensed Heads that have been, prior to the Effective Date of this Agreement, or will be, during the term of this Agreement, sold by TDK, or its sublicensed Subsidiaries hereunder, provided that such future sales of Licensed Heads are authorized under this Agreement.

        2.5 Limitations. No license or other right is granted, by implication, estoppel or otherwise to TDK, Censtor, or any other third parties except for the licenses and rights expressly granted in this Agreement.

3.      LICENSE FEE

        3.1 License Fee. Within fourteen days after the date of execution of this Agreement, but in no event later than September 30, 1997, TDK shall pay to Censtor a license fee of One Million Five Hundred Thousand Dollars ($1,500,000) in United States currency in consideration of the license granted herein. This payment shall be non-refundable.

        3.2 Taxes. TDK may withhold from the payment made to Censtor under this Agreement the ten percent (10%) income tax required to be withheld by TDK under the laws of Japan. Except for such withholding tax, the payment by TDK hereunder shall be made free and clear of, and without reduction for, any and all taxes, including, without limitation, sales, use, property, license, value added, excise, franchise or similar taxes under the laws of Japan. TDK shall provide Censtor with official receipts issued by the appropriate Japanese taxing authority or such other evidence as is reasonably requested by Censtor to establish that such taxes have been paid.

4.      INTELLECTUAL PROPERTY OWNERSHIP

        4.1 Censtor Ownership. During the term of this Agreement, Censtor warrants that it either (i) owns all right, title and interest in or (ii) has the right to grant the full extent of the license rights granted to TDK under the Censtor Patents.

5.      LIMITATION OF LIABILITY

        NEITHER PARTY'S LIABILITY ARISING OUT OF THIS AGREEMENT SHALL EXCEED THE AMOUNTS RECEIVED FROM TDK HEREUNDER EXCEPT WITH RESPECT TO CLAIMS OF INFRINGEMENT BY ONE PARTY OF THE OTHER PARTY'S INTELLECTUAL PROPERTY RIGHTS AND EXCEPT WITH RESPECT TO CLAIMS FOR WILLFUL MISREPRESENTATION. IN NO EVENT SHALL CENSTOR BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE PRODUCTS, SERVICES, OR TECHNOLOGY NOR SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT EXCEPT WITH

RESPECT TO CLAIMS OF INFRINGEMENT BY ONE PARTY OF THE OTHER PARTY'S INTELLECTUAL PROPERTY RIGHTS. THESE LIMITATIONS SHALL APPLY
NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED
REMEDY.

6.      TERM AND TERMINATION

        6.1 Term. This Agreement shall commence as of the Effective Date and shall continue until the expiration of the last Censtor Patent unless terminated earlier in accordance with this Agreement.

        6.2    Termination.

               (a) If either party defaults in the performance of any material obligation hereunder and if any such default is not corrected within forty-five
(45) days after the defaulting party receives written notice thereof from the non-defaulting party, then the non-defaulting party, at its option, may, in addition to any other remedies it may have, terminate this Agreement.

               (b) Either party may terminate this Agreement effective upon written notice to the other party in the event that the other party becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, or composition for the benefit of creditors, if that petition or proceeding is not dismissed within sixty (60) days after filing.

        6.3    Effect of Termination.

               (a) Except as otherwise provided in this Section, upon termination or expiration of this Agreement, all licenses and rights granted by the parties to each other hereunder shall terminate, and neither TDK nor its Subsidiaries or subcontractors shall have any rights with respect to any Censtor Patents. The provisions of Sections 5, 6, and 7 shall survive any termination or expiration of this Agreement for any reason. In addition, all amounts for which payment is due to Censtor prior to the date of termination shall remain due and payable.

               (b) TDK shall have the right to provide continuing maintenance and support for previously sold Licensed Heads after any termination or expiration of this Agreement.

7.      GENERAL PROVISIONS

        7.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the United States and the State of California without reference to conflict of laws principles.

        7.2 Settlement of Disputes. The parties hereto shall use their best endeavors to settle by mutual agreement any disputes, controversies or differences which may arise from, under, out of or in connection with this Agreement. If such disputes, controversies or differences cannot be settled between the parties, they shall be finally resolved by binding arbitration in San Jose, California under the Commercial Rules of Arbitration of the American Arbitration Association by three arbitrators appointed in accordance with said rules. The arbitrators shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law or arbitration. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

        7.3 Announcement. TDK and Censtor shall not publicly announce or disclose to third parties the existence or any of the terms of this Agreement without prior mutual consent except the disclosure (i) by Censtor to IP Managers, Inc. ("IPM"), a California Corporation located at 1700 S. El Camino Real, Suite 420, San Mateo, California 94402, (ii) by either party required by law or existing licenses, (iii) by TDK to its Subsidiaries, (iv) of the existence of this License Agreement by either party to subcontractors or prospective subcontractors hereunder, or investors or prospective licensees and
(v) by TDK or its Subsidiaries to its or their customers or prospective customers of only the existence of this License Agreement and the content of
Section 2.4 (Customer Non-Assertion).

        7.4 Assignment. Neither party may assign or delegate this Agreement or any rights or duties under this Agreement without the prior written consent of the other except either party may assign this Agreement to a Subsidiary or to a person or entity into which it has merged or which has otherwise succeeded to all or substantially all of its business and assets relating to the subject matter of this Agreement, and which has assumed in writing or by operation of law its obligations under this Agreement.

        7.5 Authority. Each party represents that all corporate action necessary for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken.

        7.6 Government Approvals. TDK represents and warrants it will take necessary steps to obtain Japanese governmental approvals which are required for this Agreement to take effect, if any. TDK shall be responsible for filing any notifications to the Japanese government that may be required. Censtor will cooperate with TDK in making such steps and filings.

        7.7 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effective when mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, by messenger or by telecommunication, addressed to the addresses first set forth above or at such other address furnished with a notice in the manner set forth herein. Such notices shall be deemed to have been served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered.

        7.8 Force Majeure. Neither party shall be liable to the other for failure or delay in the performance of any obligations under this Agreement for the time of and to the extent such failure or delay is caused by riots, civil commotion, wars or hostilities between nations, governmental laws, orders, or regulations, embargoes, actions by the government or any agency thereof, acts of God, earthquakes, storms, fires, accidents, strikes, sabotages, explosions, or other similar or different contingencies beyond the reasonable control of the respective parties hereto.

        7.9 Partial Invalidity. If any Section, provision, or clause thereof in this Agreement shall be, found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

        7.10 Counterparts. This Agreement may be executed in two (2) or more counterparts all of which, taken together, shall be regarded as one and the same instrument.

        7.11 Relationship of Parties. The parties hereto are licensor and licensee. Nothing contained herein or done in pursuance of this Agreement shall constitute either party the agent of the other party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint venturers.

        7.12 Modification. No alteration, amendment, waiver, cancellation or any other in any term or condition of this Agreement shall be valid or binding on either party unless same shall have been mutually assented to in writing by both parties.

        7.13 Waiver. The failure of either party to enforce at any time the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be constituted to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

        7.14 Entire Agreement. The terms and conditions herein constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof and no agreement or understanding varying or extending the same shall be binding upon either party hereto unless in a written document signed by the party to be bound thereby.

        7.15 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.      RELEASE

        8.1 Censtor and TDK mutually release and forever discharge each other, including all of its direct and indirect subsidiaries, servants, agents, employees, and directors of Censtor and TDK, of and from any and all past claims and causes of action of any and every character, including without limitation claims for patent infringement for any and all of the patent and patent applications included in section 1.1, which may have accrued up to the Effective Date.

9.      MOST FAVORED LICENSEE

        9.1 Censtor agrees that, after the Effective Date, it will not grant to any third party a license more favorable than this license to a similarly situated licensee for a license of comparable scope. Evaluation of licenses will take into account the royalty and payment terms, the relative volume of potentially infringing products expected to be produced by the prospective licensee, the field of use of the license, and any grant back of rights to Censtor by the prospective licensee.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.

"CENSTOR":                                         "TDK":

CENSTOR CORP.                                      TDK CORPORATION

By: /s/ SABINE AUSTIN                              By: /s/ HIROSHI SATO
   ---------------------------                        --------------------------

Name: Sabine Austin                                Name: Hiroshi Sato
     -------------------------                          ------------------------

Title: President                                   Title: President
      ------------------------                           -----------------------

                   EXHIBIT A (Censtor Patents & Applications)

PATENT #                        TITLE

4,423,450       Magnetic Head and Multitrack Transducer for Perpendicular
(CNR-343)       Recording and Method of Fabricating

4,636,894       Recording Head Slider Assembly
(CNR-341)

4,751,598       Thin-Film Cross-Field Closed-Flux Anisotropic Electromagnetic
(CNR-001)       Field Device

4,757,402       Slider Assembly for Supporting a Magnetic Head
(CNR-342)

4,860,139       Planarized Read/Write Head and Method
(CNR-304)

5,041,932       Integrated Magnetic Read/Write Head/Flexure/Conductor Structure
(CNR-309)

5,063,712       Micro-Burnishing Flex Head Structure
(CNR-310)

5,073,242       Method of Making Integrated Magnetic Read/Write Head/Flexure/
(CNR-309A)      Conductor Structure

5,111,351       Integrated Magnetic Read/Write Head/Flexure/Conductor Structure
(CNR-309B)

5,163,218       Method of Making Integrated Magnetic Read/Write Head/Flexure/
(CNR-309C)      Conductor Structure

5,174,012       Method of Making Integrated Magnetic Read/Write Head/Flexure/
(CNR-309D)      Conductor Structure

5,396,388       Compact High-Speed Rotary Actuator and Transducer Assembly
(CNR-324)       with Reduced Moment of Inertia and Mass-Balanced Structural
                Overlap with Drive Motor and Organizing Method for the Same

5,625,515       Compact High-Speed Rotary Actuator and Transducer Assembly
(CNR-324A)      with Reduced Moment of Inertia and Mass-Balanced Structural
                Overlap with Drive Motor and Organizing Method for the Same

5,453,315       Unitary Micro-Flexure Structure and Method of Making
(CNR-313A)

PATENT #                        TITLE

5,476,131       Unitary Micro-Flexure Structure and Method of Making
(CNR-313D)

5,483,025       Unitary Micro-Flexure Structure
(CNR-313CA)

5,490,027       Gimbaled Micro-Head/Flexure/Conductor Assembly and System
(CNR-322)

5,550,691       Size-Independent Rigid-Disk Magnetic Digital-Information
(CNR-321A)      Storage System with Localized Read/Write Enhancements

5,557,488       Gimbaled Micro-Head/Flexure/Conductor Assembly and System
(CNR-322A)

5,632,669       Interactive Method for Lapping Transducers
(CNR-345)

APPLICATION #                           TITLE
-------------                           -----
CNR-321B        Hard Disk Drive with Lightly Contacting Head
08/702,936      (Divisional of CNR-321A)

CNR-329         Transducer/Flexure/Conductor Structure for Electromagnetic
08/338,394      Read/Write System (CIP of CNR-309 & 321)

CNR-329A        Head Structure for Electromagnetic Read/Write System
08/668,977      (Divisional of CNR-329, which is CIP of CNR-309 & 321)

CNR-329B        Conductive Articulator Structure for Electromagnetic Read/Write System
08/669,950      (Divisional of CNR-329, which is CIP of CNR-309 & 321)

CNR-335         Contact Interface, System and Medium in Electromagnetic Read/Write
08/408,036      Rigid-Recording-Media Environment (CIP of CNR-311)

CNR-345         Interactive Device for Lapping Transducers
08/452,041

CNR-347         Durable, Low-Vibration, Dynamic-Contact Hard Disk Drive System
08/621,521      (CIP of 5,041,932)

CNR-348         Low Friction Sliding Hard Disk Drive System
08/515,140      (Continuation in part of CNR-335)

CNR-349         Contact Planar Ring Head
08/528,890      (Continuation in part of CNR-329)

CNR-350         Hard Disk Drive Having Ring Head Sliding on Perpendicular Media
08/577,493      (Continuation in part of CNR-349)

CNR-351         Contact MagnetoResistive Hard Disk Drive Head
08/725,296

CNR-354         Virtual Contact Hard Disk Drive with Planar Transducer
08/673,281

CNR-355         Stiffened Hinge for Reducing Torsional Vibration of a Suspension
08/705,798

CNR-358         Hard Disk Drive Having Contact Write and Recessed MagnetoResistive Read
08/778,566      Head

APPLICATION #                           TITLE
-------------                           -----
CNR-360         Hard Disk Drive with MagnetoResistive Head and Perpendicular Media
08/771,468      (Divisional of CNR-350)

                            CENSTOR FOREIGN PATENTS

Patent No.      Country   Title
----------      -------   -----
2026871         Canada    INTEGRATED MAGNETIC READ/WRITE HEAD/FLEXURE/CONDUCTOR STRUCTURE
(CNR 30901)

0430407         EPC       INTEGRATED MAGNETIC READ/WRITE HEAD/FLEXURE/CONDUCTOR STRUCTURE
(CNR 30902)

2047563         Canada    INTEGRATED MAGNETIC READ/WRITE HEAD/FLEXURE/CONDUCTOR STRUCTURE
(CNR 309C1)

0450226         EPC       MICRO-BURNISHING FLEX HEAD STRUCTURE
(CNR 31002)

1945281         Japan     MICRO-BURNISHING FLEX HEAD STRUCTURE
(CNR 31003)

0508565         EPC       WEAR-RESISTANT HEAD FOR CONTACT READING AND WRITING MAGNETIC MEDIA
(CNR 31102)               MAGNETIC MEDIA

1696196         Japan     RECORDING HEAD SLIDER ASSEMBLY
(CNR 34102)

0262655         EPC       SLIDER ASSEMBLY FOR SUPPORTING A MAGNETIC HEAD
(CNR 34201)

0077832         EPC       MULTITRACK TRANSDUCER FOR PERPENDICULAR RECORDING AND METHOD FOR FABRICATING
(CNR 34302)

1822410         Japan     MAGNETIC HEAD AND MULTITRACK TRANSDUCER FOR PERPENDICULAR RECORDING AND METHOD OF FABRICATING
(CNR 34304)

                      CENSTOR FOREIGN PATENT APPLICATIONS

App. No.        Country   Title
----------      -------   -----
2-281717        Japan     INTEGRATED MAGNETIC READ/WRITE HEAD/FLEXURE/CONDUCTOR STRUCTURE
(CNR 30903)

98930/92        Japan     INTEGRATED MAGNETIC READ/WRITE HEAD/FLEXURE/CONDUCTOR STRUCTURE
(CNR 309C3)

2101097         Canada    INTEGRATED MAGNETIC READ/WRITE HEAD/FLEXURE/CONDUCTOR STRUCTURE
(CNR 309G1)

93305811.7      EPC       INTEGRATED MAGNETIC READ/WRITE HEAD/FLEXURE/CONDUCTOR STRUCTURE
(CNR 309G2)

2060669         Canada    WEAR-RESISTANT HEAD FOR CONTACT READING AND WRITING MAGNETIC MEDIA
(CNR 31101)

93448/92        Japan     WEAR-RESISTANT HEAD FOR CONTACT READING AND WRITING MAGNETIC MEDIA
(CNR 31103)

2081511         Canada    SIZE-INDEPENDENT, RIGID-DISK, MAGNETIC, DIGITAL-INFORMATION STORAGE
(CNR 32101)               SYSTEM WITH LOCALIZED READ/WRITE ENHANCEMENTS

92309210.7      EPC       SIZE-INDEPENDENT, RIGID-DISK, MAGNETIC, DIGITAL-INFORMATION STORAGE
(CNR 32102)               SYSTEM WITH LOCALIZED READ/WRITE ENHANCEMENTS

332133/92       Japan     SIZE-INDEPENDENT, RIGID-DISK, MAGNETIC, DIGITAL-INFORMATION STORAGE
(CNR 32103)               SYSTEM WITH LOCALIZED READ/WRITE ENHANCEMENTS

2081504         Canada    GIMBALED MICRO-HEAD/FLEXURE/CONDUCTOR ASSEMBLY AND SYSTEM
(CNR 32201)

92309811.5      EPC       GIMBALED MICRO-HEAD/FLEXURE/CONDUCTOR ASSEMBLY AND SYSTEM
(CNR 32202)

333657/92       Japan     GIMBALED MICRO-HEAD/FLEXURE/CONDUCTOR ASSEMBLY AND SYSTEM
(CNR 32203)

                      CENSTOR FOREIGN PATENT APPLICATIONS

App. No.        Country   Title
----------      -------   -----
2090543         Canada    COMPACT, HIGH-SPEED, ROTARY ACTUATOR, AND TRANSDUCER ASSEMBLY WITH
(CNR 32401)               REDUCED MOMENT OF INERTIA AND MASS-BALANCED STRUCTURAL OVERLAP WITH
                          DRIVE MOTOR, AND ORGANIZING METHOD FOR THE SAME

93301532.3      EPC       COMPACT, HIGH-SPEED, ROTARY ACTUATOR
(CNR 32402)

                                   EXHIBIT B

                               EXISTING LICENSEES


o       International Business Machines Corporation

o       Kabool Electronics, Ltd.

o       Denki Kagaku Kogyo Kabushiki Kaisha ("Denka")

o       NEC Corporation

o       Maxtor Corporation

o       Read-Rite Corporation

o       Western Digital Corporation

o       Fujitsu Limited

o       Hitachi, Ltd.

o       LST

o       Ministor

                                                                      EXHIBIT C


                                    CENSTOR
                                530 Race Street
                               San Jose, CA 95126
                              Tel. (408) 298-8400
                               Fax (408) 288-9910


January 16, 1996


Mr. David D. Roberts
216 Oregon Street
Santa Cruz, CA 95060


Dear David:

Let this serve to memorialize the agreement between yourself and Robert D. Hempstead, in which Censtor Corp. has transferred back to you ownership of patent rights that may be granted on your invention entitled "Hidden Contact Method" for electroplating, while Censtor will retain an irrevocable, fully-paid, nonexclusive license to make, use, or sell the invention and the right to sublicense this invention and any patents that result from this invention. The invention, which was developed by you at Censtor, involves providing electrical connections for electroplating via a number of conductive prongs which pierce an insulative gasket positioned around a wafer, the prongs contacting the wafer with the gasket protecting the prongs from the electroplating solution.

It is understood that you will prosecute a U.S. patent application for the invention on your own time and with your own funds, with no help from Censtor. It is also understood that no other rights are being relinquished by Censtor and that this agreement does not apply to any other inventions or situations other than that specifically delineated above. It is further understood that the invention is to remain a trade secret belonging to Censtor, unless and until issued as a U.S. patent or published as a foreign patent application.

Sincerely,

                                                Understood and agreed to:

/s/ GARRETT GARRETTSON
----------------------------                    /s/ DAVID D. ROBERTS
Garrett A. Garrettson                           -----------------------------
President and CEO                               David D. Roberts



16 January 1996
----------------------------                    1/18/96
Date:                                           -----------------------------
                                                Date: